First Trust Advisors L.P.
                      1001 Warrenville Road
                     Lisle, Illinois  60532




                              October 1, 2007


First Trust Portfolios L.P.
1001 Warrenville Road
Lisle, IL  60532

     Re:  FT 1526

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
145231 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                              Sincerely,

                              First Trust Advisors L.P.



                              Jason T. Henry
                              Senior Vice President